Letter to Shareholders
Technology Development Progress Update
Date: 12/14/2010

To Our Valued Shareholders,

This week we're pleased to share updates associated with the development of an important component of our process - the thermal co-evaporation crucibles. In our previous newsletter of November 30th we outlined that our Chief Technology Officer (CTO), Mr. Robert G. Wendt, had developed a revised thermal co-evaporation systems idea approaching this process in a vastly simplified and more robust manner. Aspects to this new idea helped lead to our rapid high efficiency results.

To provide some background as a primer crucibles are similar to pots with lids that contain copper, indium, gallium or selenium (CIGS).  As these metals are heated past the melting point, a nozzle or vent in the crucible allows the vaporizing metal to escape and mix with the other vaporized metal gases and form the CIGS layer  on the stainless steel substrates used in our proprietary process. How this process occurs and the ability to control it has challenged the CIGS industry.

Our crucible design employs the use of new material types and heating techniques stemming from our CTO's many years of co-evaporation experience and successes. We believe these designs offer the ability to improve all aspects of heating and controlling critical deposition temperatures that in-turn provide the foundation for thermal uniformity and exacting control of the metals being vaporized and deposited. You may recall from previous newsletters, this is a critical aspect to eliminating variables associated with the evaporation of the metals used in our process, and will ultimately lead us to superior conversion efficiency levels in our production systems.

CTO Robert Wendt explains, "Uniformity and composition of the evaporated metals used to create the CIGS layer is a critical aspect to achieving high performance CIGS. Crucial to achieving uniformity and composition of the CIGS layer requires controlling the extreme heat conditions throughout the entire pool of the liquid metals. Temperatures required to evaporate copper, for example, exceed the melting temperature for steel.   Our small area processing technique reduces, to a substantial degree, the difficulty of producing high-quality and uniform CIGS films.  We believe that our thermal evaporation crucible, and heater design nozzle configuration provides the next step in technological improvement necessary to tap the higher conversion efficiencies that CIGS has to offer."

Additionally, the new crucible design improves durability and the ease of maintenance when the metals are depleted and the crucibles have to be cleaned and re-filled. This aspect we believe will help to underscore the robust nature of our commercial system design.

Thank you for your continued support of our company. As we make progress, we look forward to reporting back to you.  As always, if you have any questions in the meantime, please contact our Investor Relations desk at investors@xsunx.com or (888) 797-4527.

Sincerely,

Joe Grimes, President, XsunX, Inc.

Safe Harbor Statement: Matters discussed in this shareholder newsletter contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this shareholder newsletter, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company